Exhibit 99.1

FOR RELEASE: Tuesday, July 29, 2025 at 4:30 PM (Eastern)

HOME FEDERAL BANCORP, INC. OF LOUISIANA REPORTS RESULTS OF OPERATIONS

FOR THE THREE MONTHS AND YEAR ENDED JUNE 30, 2025

Shreveport, Louisiana – July 29, 2025 – Home Federal Bancorp, Inc. of Louisiana (the “Company”) (Nasdaq: HFBL), the holding company of Home Federal Bank, reported net income for the three months ended June 30, 2025, of $1.2 million compared to net income of $638,000 reported for the three months ended June 30, 2024. The Company’s basic and diluted earnings per share were $0.39 and $0.38, respectively, for the three months ended June 30, 2025 compared to $0.21 for the three months ended June 30, 2024. The Company reported net income of $3.9 million for the year ended June 30, 2025, compared to $3.6 million for the year ended June 30, 2024. The Company’s basic and diluted earnings per share were $1.27 and $1.26, respectively, for the year ended June 30, 2025 compared to $1.18 and $1.17, respectively, for the year ended June 30, 2024.

The Company reported the following highlights during the year ended June 30, 2025:

●	Book value per share increased to $17.66 at June 30, 2025 from $16.80 at June 30, 2024.
●	There were no advances from the FHLB at June 30, 2025 or June 30, 2024.
●	Other borrowings totaled $4.0 million at June 30, 2025 compared to $7.0 million at June 30, 2024.

The increase in net income for the three months ended June 30, 2025, as compared to the same period in 2024, resulted primarily from an increase of $612,000, or 14.2%, in net interest income, an increase of $173,000, or 34.2%, in non-interest income, partially offset by an increase of $188,000, or 101.1%, in the provision for income taxes, an increase of $54,000, or 1.4%, in non-interest expense, and an increase of $1,000, or 2.2%, in the provision for credit losses. The increase in net interest income for the three months ended June 30, 2025, as compared to the same period in 2024, was primarily due to a decrease of $794,000, or 23.0%, in total interest expense, partially offset by a decrease of $181,000, or 2.3%, in total interest income. The Company’s average interest rate spread was 2.89% for the three months ended June 30, 2025, compared to 2.15% for the three months ended June 30, 2024. The Company’s net interest margin was 3.52% for the three months ended June 30, 2025, compared to 2.91% for the three months ended June 30, 2024.

The increase in net income for the year ended June 30, 2025, as compared to the year ended June 30, 2024, resulted primarily from an increase of $421,000, or 26.6%, in non-interest income, a decrease of $278,000, or 1.7%, in non-interest expense, and an increase of $166,000 in the recovery of credit losses, partially offset by an increase of $290,000, or 60.9%, in the provision for income taxes and a decrease of $280,000, or 1.5%, in net interest income. The decrease in net interest income for the year ended June 30, 2025, as compared to the year ended June 30, 2024, was primarily due to a decrease of $1.4 million, or 4.4%, in total interest income, partially offset by a decrease of $1.1 million, or 8.7%, in total interest expense. The Company’s average interest rate spread was 2.55% for the year ended June 30, 2025, compared to 2.38% for the year ended June 30, 2024. The Company’s net interest margin was 3.23% for the year ended June 30, 2025, compared to 3.08% for the year ended June 30, 2024.

The following tables set forth the Company’s average balances and average yields earned and rates paid on its interest-earning assets and interest-bearing liabilities for the periods indicated.

	For the Three Months Ended June 30,
	2025		2024
	Average Balance	Average Yield/Rate	Average Balance	Average Yield/Rate
	(Dollars in thousands)
Interest-earning assets:
Loans receivable	$458,504	6.05%	$485,859	5.85%
Investment securities	95,524	2.72	98,277	2.13
Interest-earning deposits	12,581	2.26	19,094	4.97
Total interest-earning assets	$566,609	5.41%	$603,230	5.21%

Interest-bearing liabilities:
Savings accounts	$94,333	1.74%	$75,523	1.18%
NOW accounts	68,425	1.16	67,460	0.72
Money market accounts	75,492	2.05	78,543	2.53
Certificates of deposit	180,979	3.53	224,791	4.42
Total interest-bearing deposits	419,229	2.48	446,317	2.98
Other bank borrowings	4,101	7.43	7,149	8.38
FHLB advances	55	0.00	-	-
Total interest-bearing liabilities	$423,385	2.52%	$453,466	3.07%

	For the Year Ended June 30,
	2025		2024
	Average Balance	Average Yield/Rate	Average Balance	Average Yield/Rate
	(Dollars in thousands)
Interest-earning assets:
Loans receivable	$460,356	5.94%	$499,237	5.81%
Investment securities	96,178	2.36	106,526	2.33
Interest-earning deposits	20,647	4.12	8,550	4.34
Total interest-earning assets	$577,181	5.28%	$614,313	5.19%

Interest-bearing liabilities:
Savings accounts	$90,458	1.71%	$74,135	0.65%
NOW accounts	70,375	1.17	67,224	0.53
Money market accounts	76,494	2.16	93,178	2.46
Certificates of deposit	189,204	3.92	213,662	4.15
Total interest-bearing deposits	426,531	2.68	448,199	2.68
Other bank borrowings	4,650	7.53	8,700	8.45
FHLB advances	14	0.00	3,119	5.77
Total interest-bearing liabilities	$431,195	2.73%	$460,018	2.81%

The $173,000 increase in non-interest income for the three months ended June 30, 2025, compared to the prior year quarterly period, was primarily due to an increase of $122,000 in gain on sale of loans, an increase of $30,000 in service charges on deposit accounts, an increase of $19,000 in other non-interest income, an increase of $1,000 in income on bank owned life insurance, and a $1,000 gain on sale of real estate. The $421,000 increase in non-interest income for the year ended June 30, 2025 compared to the prior year was primarily due to a decrease of $150,000 in loss on sale of real estate, an increase of $134,000 in other non-interest income, an increase of $119,000 in gain on sale of loans, an increase of $44,000 in service charges on deposit accounts, and an increase of $6,000 in income from bank owned life insurance, partially offset by an increase of $32,000 in loss on sale of securities.

The $54,000 increase in non-interest expense for the three months ended June 30, 2025, compared to the same period in 2024, is primarily attributable to increases of $190,000 in data processing expense, $66,000 in occupancy and equipment expense, and $31,000 in audit and examination fees. The increases were partially offset by decreases of $114,000 in compensation and benefits expense, $36,000 in advertising expense, $33,000 in franchise and bank shares tax expense, $24,000 in deposit insurance premium expense, $15,000 in professional fees, $7,000 in amortization of core deposit intangible expense, $3,000 in other non-interest expense, and $1,000 in loan and collection expense. The $278,000 decrease in non-interest expense for the year ended June 30, 2025, compared to the year ended June 30, 2024, is primarily attributable to decreases of $584,000 in compensation and benefits expense, $217,000 in franchise and bank shares tax expense, $215,000 in advertising expense, $68,000 in other non-interest expense, $62,000 in professional fees, $49,000 in amortization of core deposit intangible expense, $46,000 in deposit insurance premium expense, and $21,000 in loan and collection expense. The decreases were partially offset by increases of $784,000 in data processing expense, $152,000 in occupancy and equipment expense, and $48,000 in audit and examination fees. The increase in data processing expense resulted from a billing discrepancy with our core processor, which had failed to issue invoices for certain services dating back to December 2022. Upon discovery of the issue, we negotiated a discounted settlement to resolve the outstanding invoices, which resulted in the increases for both the quarter and year ended June 30, 2025.

Total assets decreased $28.0 million, or 4.4%, from $637.5 million at June 30, 2024 to $609.5 million at June 30, 2025. The decrease in assets was comprised of decreases in cash and cash equivalents of $17.6 million, or 50.4%, from $34.9 million at June 30, 2024 to $17.3 million at June 30, 2025, net loans receivable of $9.9 million, or 2.1%, from $470.9 million at June 30, 2024 to $461.0 million at June 30, 2025, premises and equipment of $1.0 million, or 5.7%, from $18.3 million at June 30, 2024 to $17.3 million at June 30, 2025, core deposit intangible of $284,000, or 23.7%, from $1.2 million at June 30, 2024 to $915,000 at June 30, 2025, loans-held-for-sale of $193,000, or 11.1%, from $1.7 million at June 30, 2024 to $1.5 at June 30, 2025, other assets of $46,000, or 3.4%, from $1.35 million at June 30, 2024 to $1.31 million at June 30, 2025, and deferred tax asset of $18,000, or 1.5%, from $1.18 million at June 30, 2024 to $1.16 million at June 30, 2025, partially offset by increases in real estate owned of $552,000, or 132.1% from $418,000 at June 30, 2024 to $970,000 at June 30, 2025, investment securities of $277,000, or 0.3%, from $96.0 million at June 30, 2024 to $96.2 million at June 30, 2025, bank owned life insurance of $116,000, or 1.7%, from $6.8 million at June 30, 2024 to $6.9 million at June 30, 2025, and accrued interest receivable of $61,000, or 3.4%, from $1.78 million at June 30, 2024 to $1.84 million at June 30, 2025.

Total liabilities decreased $30.4 million, or 5.2%, from $584.7 million at June 30, 2024 to $554.3 million at June 30, 2025. The decrease in liabilities was comprised of decreases in total deposits of $27.7 million, or 4.8%, from $574.0 million at June 30, 2024 to $546.3 million at June 30, 2025, and other borrowings of $3.0 million, or 42.9%, from $7.0 million at June 30, 2024 to $4.0 million at June 30, 2025, partially offset by an increase in other accrued expenses and liabilities of $273,000, or 8.6%, from $3.2 million at June 30, 2024 to $3.5 million at June 30, 2025, and advances from borrowers for taxes and insurance of $22,000, or 4.2%, from $521,000 at June 30, 2024 to $543,000 at June 30, 2025. The decrease in deposits resulted from decreases in certificates of deposit of $27.5 million, or 12.8%, from $214.9 million at June 30, 2024 to $187.4 million at June 30, 2025, money market deposits of $11.7 million, or 13.7%, from $85.5 million at June 30, 2024 to $73.8 million at June 30, 2025, and non-interest deposits of $7.9 million, or 6.1%, from $130.3 million at June 30, 2024 to $122.4 million at June 30, 2025, partially offset by increases in savings deposits of $19.0 million, or 24.8%, from $76.6 million at June 30, 2024 to $95.6 million at June 30, 2025, and NOW accounts of $506,000, or 0.8%, from $66.6 million at June 30, 2024 to $67.1 million at June 30, 2025. The Company had no balances in brokered deposits at June 30, 2025 or June 30, 2024.

At June 30, 2025, the Company had $3.3 million of non-performing assets (defined as non-accruing loans, accruing loans 90 days or more past due, and other real estate owned) compared to $1.9 million of non-performing assets at June 30, 2024, consisting of six one-to-four family residential loans, two home equity loans, three commercial non-real estate loans, two commercial real-estate loans, and one single-family residence in other real estate owned at June 30, 2025, compared to five one-to-four family residential loans, four home equity loans, three commercial non-real estate loans, and three single-family residences in other real estate owned at June 30, 2024. At June 30, 2025 the Company had eight one-to-four family residential loans, two home equity loans, five commercial non-real-estate loans, two commercial real-estate loans, and one consumer loan classified as substandard, compared to six one-to-four family residential loans, five commercial non-real-estate loans, four home equity loans and one consumer loan classified as substandard at June 30, 2024. There were no loans classified as doubtful at June 30, 2025 or June 30, 2024.

Stockholders’ equity increased $2.4 million, or 4.5%, from $52.8 million at June 30, 2024 to $55.2 million at June 30, 2025. The increase in stockholders’ equity was comprised of net income for the year ended June 30, 2025 of $3.9 million, a decrease in the Company’s accumulated other comprehensive loss of $681,000, the vesting of restricted stock awards, stock options, and the release of employee stock ownership plan shares totaling $425,000, and proceeds from the issuance of common stock from the exercise of stock options of $111,000, partially offset by dividends paid totaling $1.6 million, and stock repurchases of $1.1 million.

Home Federal Bancorp, Inc. of Louisiana is the holding company for Home Federal Bank which conducts business from its ten full-service banking offices and home office in northwest Louisiana.

Statements contained in this news release which are not historical facts may be forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts. They often include words like “believe”, “expect”, “anticipate”, “estimate”, and “intend”, or future or conditional verbs such as “will”, “would”, “should”, “could”, or “may”. We undertake no obligation to update any forward-looking statements.

In addition to factors previously disclosed in the reports filed by the Company with the Securities and Exchange Commission and those identified elsewhere in this press release, the following factors, among others, could cause actual results to differ materially from forward-looking statements or historical performance: the strength of the United States economy in general and the strength of the local economies in which the Company conducts its operations; general economic conditions; legislative and regulatory changes; monetary and fiscal policies of the federal government; changes in tax policies, rates and regulations of federal, state and local tax authorities including the effects of the Tax Reform Act; changes in interest rates, deposit flows, the cost of funds, demand for loan products and the demand for financial services, competition, changes in the quality or composition of the Company’s loans, investment and mortgage-backed securities portfolios; geographic concentration of the Company’s business; fluctuations in real estate values; the adequacy of loan loss reserves; the risk that goodwill and intangibles recorded in the Company’s financial statements will become impaired; changes in accounting principles, policies or guidelines and other economic, competitive, governmental and technological factors affecting the Company’s operations, markets, products, services and fees.

HOME FEDERAL BANCORP, INC. OF LOUISIANA
CONSOLIDATED BALANCE SHEETS
(In thousands except share and per share data)

	June 30, 2025	June 30, 2024
	(Unaudited)
ASSETS

Cash and Cash Equivalents (Includes Interest-Bearing Deposits with Other Banks of $10,380 and $25,505 at June 30, 2025 and June 30, 2024, respectively)	$17,347	$34,948
Securities Available-for-Sale (amortized cost June 30, 2025: $36,695; June 30, 2024: $30,348, respectively)	34,246	27,037
Securities Held-to-Maturity (fair value June 30, 2025: $51,139; June 30, 2024: $54,450, respectively)	61,334	67,302
Other Securities	650	1,614
Loans Held-for-Sale	1,540	1,733
Loans Receivable, Net of Allowance for Credit Losses (June 30, 2025: $4,484; June 30, 2024: $4,574, respectively)	461,004	470,852
Accrued Interest Receivable	1,836	1,775
Premises and Equipment, Net	17,266	18,303
Bank Owned Life Insurance	6,926	6,810
Goodwill	2,990	2,990
Core Deposit Intangible	915	1,199
Deferred Tax Asset	1,163	1,181
Real Estate Owned	970	418
Other Assets	1,305	1,350

Total Assets	$609,492	$637,512

LIABILITIES AND STOCKHOLDERS’ EQUITY

LIABILITIES

Deposits:
Non-interest bearing	$122,416	$130,334
Interest-bearing	423,874	443,673
Total Deposits	546,290	574,007
Advances from Borrowers for Taxes and Insurance	543	521
Other Borrowings	4,000	7,000
Other Accrued Expenses and Liabilities	3,454	3,181

Total Liabilities	554,287	584,709

STOCKHOLDERS’ EQUITY

Preferred Stock - $0.01 Par Value; 10,000,000 Shares Authorized: None Issued and Outstanding	-	-

Common Stock - $0.01 Par Value; 40,000,000 Shares Authorized: 3,084,764 and 3,142,168 Shares Issued and Outstanding at June 30, 2025 and June 30, 2024, respectively	32	32
Additional Paid-in Capital	42,187	41,739
Unearned ESOP Stock	(321)	(408)
Retained Earnings	15,241	14,055
Accumulated Other Comprehensive Loss	(1,934)	(2,615)

Total Stockholders’ Equity	55,205	52,803

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$609,492	$637,512

HOME FEDERAL BANCORP, INC. OF LOUISIANA
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands except per share data) (Unaudited)

	Three Months Ended		Year Ended
	June 30,		June 30,
	2025	2024	2025	2024
INTEREST INCOME
Loans, including fees	$6,920	$7,064	$27,346	$29,016
Investment securities	112	78	325	651
Mortgage-backed securities	535	441	1,941	1,826
Other interest-earning assets	71	236	850	371
Total interest income	7,638	7,819	30,462	31,864

INTEREST EXPENSE
Deposits	2,589	3,310	11,441	11,998
Federal Home Loan Bank borrowings	-	-	-	180
Other bank borrowings	76	149	350	735
Total interest expense	2,665	3,459	11,791	12,913
Net interest income	4,973	4,360	18,671	18,951

PROVISION FOR (RECOVERY OF) CREDIT LOSSES	46	45	(126)	40
Net interest income after provision for credit losses	4,927	4,315	18,797	18,911

NON-INTEREST INCOME
Gain on sale of loans	203	81	384	265
Gain(Loss) on sale of real estate	1	-	(265)	(415)
Gain(Loss) on sale of securities	-	-	(6)	26
Income on bank owned life insurance	29	28	116	110
Service charges on deposit accounts	403	373	1,568	1,524
Other income	43	24	208	74

Total non-interest income	679	506	2,005	1,584

NON-INTEREST EXPENSE
Compensation and benefits	2,273	2,387	8,940	9,524
Occupancy and equipment	643	577	2,354	2,202
Data processing	332	142	1,439	655
Audit and examination fees	124	93	597	549
Franchise and bank shares tax	135	168	439	656
Advertising	22	58	145	360
Professional fees	99	114	495	557
Loan and collection	30	31	134	155
Amortization core deposit intangible	69	76	285	334
Deposit insurance premium	80	104	347	393
Other expenses	244	247	973	1,041
Total non-interest expense	4,051	3,997	16,148	16,426

Income before income taxes	1,555	824	4,654	4,069
PROVISION FOR INCOME TAX EXPENSE	374	186	766	476

NET INCOME	$1,181	$638	$3,888	$3,593

EARNINGS PER SHARE
Basic	$0.39	$0.21	$1.27	$1.18
Diluted	$0.38	$0.21	$1.26	$1.17

	Three Months Ended		Year Ended
	June 30,		June 30,
	2025	2024	2025	2024

Selected Operating Ratios(1):
Average interest rate spread	2.89%	2.15%	2.55%	2.38%
Net interest margin	3.52%	2.91%	3.23%	3.08%
Return on average assets	0.78%	0.40%	0.63%	0.55%
Return on average equity	8.64%	5.07%	7.31%	7.01%

Asset Quality Ratios(2):
Non-performing assets as a percent of total assets	0.54%	0.31%	0.54%	0.31%
Allowance for credit losses as a percent of non-performing loans	191.99%	228.70%	191.99%	228.70%
Allowance for credit losses as a percent of total loans receivable	0.96%	0.96%	0.96%	0.96%

Per Share Data:
Shares outstanding at period end	3,084,764	3,142,168	3,084,764	3,142,168
Weighted average shares outstanding:
Basic	3,032,234	3,056,633	3,054,254	3,044,081
Diluted	3,065,150	3,049,576	3,076,694	3,082,560

(1) Ratios for the three-month period are annualized.
(2) Asset quality ratios are end of period ratios.

CONTACT:	James R. Barlow Chairman of the Board, President and Chief Executive Officer (318) 222-1145